UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2006

Elephant Talk Communications, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-30061	95-2210753
(Commission File Number)	(IRS Employer Identification No.)

438 East Katella Avenue, Suite 217, Orange, CA 92867
(Address of principal executive offices, including zip code)

(714) 288-1570
(Registrant's telephone number, including area code)

Item 4.01. Changes in Registrant's Certifying Accountant

On May 16, 2005, Webb & Company, P. A. (“Webb”) was dismissed as the Registrant’s auditor. Webb served as the Registrant's independent auditor for the Registrant’s fiscal year ended December 31, 2004 and the Registrant’s fiscal year ended December 31, 2005, although Webb was dismissed prior to rendering an opinion for the fiscal year ended December 31, 2005.

Attached as Exhibit 16.1 hereto is a copy of the letter of Webb to the Securities and Exchange Commission as to whether or not Webb agrees or disagrees with, or wishes to clarify the expression of our views, which is filed pursuant Item 304(a)(3) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from Webb & Company, P.A. to the Securities and Exchange Commission, dated May 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2006	Elephant Talk Communications, Inc.

By: /s/ Russelle Choi
Russelle Choi
Chief Executive Officer